   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1998
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
                                 CHATTEM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------
       TENNESSEE                                         62-0156300
 (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                             1715 WEST 38TH STREET
                         CHATTANOOGA, TENNESSEE 37409
                                (423) 821-4571
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                      SIGNAL INVESTMENT & MANAGEMENT CO.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------
        DELAWARE                                         62-1290284
 (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                     1105 NORTH MARKET STREET, SUITE 1300
                          WILMINGTON, DELAWARE 19890
                                (302) 656-3950
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------
                                  COPIES TO:

   A. ALEXANDER TAYLOR II                             HUGH F. SHARBER, ESQ.
PRESIDENT AND CHIEF OPERATING OFFICER                  MILLER & MARTIN LLP
      CHATTEM, INC.                                  1000 VOLUNTEER BUILDING
1715 WEST 38TH STREET                              CHATTANOOGA, TENNESSEE 37402
   CHATTANOOGA, TN 37409                                (423) 756-6600
     (423) 821-4571
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                                       (Continued on next page)

                                --------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
                                                         PROPOSED
                                           PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE          TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED         REGISTERED(1)  PER SHARE(2)  PRICE(1)(2)     FEE(3)
--------------------------------------------------------------------------------
Debt Securities(4).....   $250,000,000                 $250,000,000   $69,500
--------------------------------------------------------------------------------
Preferred Stock, no par
 value per share(5)....   $250,000,000                 $250,000,000
--------------------------------------------------------------------------------
Common Stock, no par
 value per share(6)....   $250,000,000                 $250,000,000
--------------------------------------------------------------------------------
Warrants(7)............   $250,000,000                 $250,000,000
--------------------------------------------------------------------------------
Guarantees of Debt Secu-
 rities(8).............   $250,000,000                 $250,000,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D. of Form S-3 and (b) will be determined, from time to time, by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.
(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(4) Subject to footnote 1, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate principal amount of Debt Securities as shall be issuable upon exercise of Warrants registered hereby.
(5) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants registered hereby.
(6) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time, by the Registrant, including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company. There is also being registered hereunder an indeterminate number of shares of Common Stock including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company, as shall be issuable upon conversion of the Preferred Stock or Debt Securities or exercise of Warrants registered hereby.
(7) Subject to footnote 1, there is being registered hereunder an indeterminate number of Warrants representing rights to purchase shares of Preferred Stock or Common Stock, including shares of other classes or series of the Company's stock that may be issued upon reclassification of unissued, authorized stock of the Company, as the case may be, registered pursuant to this Registration Statement.
(8) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Continued from previous page)
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pur-suant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or inter-est reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pur-suant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier ef-fective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) un-der the Securities Act of 1933, check the following box and list the Securi-ties Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. + +THE COMPANY MAY NOT SELL THESE SECURITIES UNTIL A REGISTRATION STATEMENT +
+FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS          +
+PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING + +AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT +
+PERMITTED.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER  , 1998.

                                 CHATTEM, INC.

              BY THIS PROSPECTUS, WE OFFER UP TO $250,000,000 OF -

                       DEBT SECURITIES, PREFERRED STOCK,
                           COMMON STOCK AND WARRANTS

  We may offer the securities in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus. Any securities may be offered with other securities or separately. Debt securities or preferred stock may be exchangeable for or convertible into shares of common stock. Debt securities may be guaranteed by our subsidiary, Signal Investment & Management Co. The aggregate offering price of the securities will not exceed $250,000,000.

  We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and supplements carefully before you invest. More information on the Company may be obtained from the sources described herein (see "Information Available to You").

  The securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time (see "Plan of Distribution").

  Our common stock is listed on the Nasdaq Stock Market (National Market) under the symbol "CHTT."

  This Prospectus may not be used to consummate a sale of securities unless accompanied by the applicable Prospectus Supplement.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
  THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS DECEMBER  , 1998.

                               TABLE OF CONTENTS

Information Available to You................................................   2
Incorporation of Certain Documents by Reference.............................   2
The Company.................................................................   3
Ratio of Earnings to Fixed Charges..........................................   4
Use of Proceeds.............................................................   4
Plan of Distribution........................................................   4
Description of Stock........................................................   5
Description of Debt Securities..............................................   5
Description of Warrants.....................................................   8
Certain Provisions in the Charter...........................................   9
Experts.....................................................................   9
Legal Matters...............................................................  10
Indemnification of Directors and Officers...................................  11

                         INFORMATION AVAILABLE TO YOU

  We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore file, reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. You can obtain copies of these materials from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549 at prescribed rates. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

  We have filed with the SEC a Registration Statement on Form S-3 (herein together with all amendments, supplements and exhibits thereto called the "Registration Statement") with respect to the securities covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to Chattem and the securities offered hereby, we refer you to the Registration Statement. Statements contained herein concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement as exhibits are not necessarily complete and each such statement is qualified in its entirety by reference to the applicable document filed with the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until our offering is completed.

  (1) Chattem's Annual Report on Form 10-K for the year ended November 30, 1997, filed March 2, 1998;

  (2) Chattem's Quarterly Reports on Form 10-Q filed April 14, 1998, July 14, 1998 and October 15, 1998;

  (3) Chattem's Current Reports on Form 8-K filed February 25, 1998, March 10, 1998, April 8, 1998, May 28, 1998 (as amended by Form 8-K/A filed May 29,
1998) and November 18, 1998; and

  (4) The description of Chattem's common stock as set forth in Chattem's Amended and Restated Charter filed as an exhibit to Chattem's Annual Report on Form 10-K for the transition period ended November 30, 1992.

  We also incorporate by reference the documents listed below and any further filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed.

  (1) Signal Investment & Management Co. ("Signal") Annual Report on Form 10-K for the year ended November 30, 1997, filed on March 2, 1998; and

  (2) Signal's Quarterly Reports on Form 10-Q filed April 4, 1998, July 14, 1998 and October 15, 1998.

  You may request a copy of these filings, at no cost, by writing or telephoning us at: Chattem, Inc., 1715 West 38th Street, Chattanooga, Tennessee 37409, Attention: A. Alexander Taylor, II (Telephone: (423) 821-
4571). You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. This Prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of the date hereof.

                                  THE COMPANY

  Chattem, Inc. ("We," "Chattem" or the "Company") is a diversified manufacturer and marketer of over-the-counter health and skin care products, dietary supplements and diet aids. We manufacture and market:

    . branded over-the-counter ("OTC") pharmaceuticals, such as GOLD BOND, FLEX ALL, ICY HOT, ASPERCREME, CAPZASIN, SPORTSCREME, ARTHRITIS HOT, BENZODENT, HERPECIN-L, PAMPRIN, PREMSYN PMS and NORWICH aspirin;

    . functional toiletries, including PHISODERM, BULLFROG, ULTRASWIM, SUN-IN and MUDD;

    . dietary supplements, including GARLIQUE, MELATONEX, ECHINEX, PROPALMEX,
     REJUVEX and HARMONEX;

    . the BAN line of antiperspirants and deodorants; and

    . DEXATRIM appetite suppressants.

  Our objective is to offer high quality brand name products in niche market segments in which our products can be among the market leaders. We strive to achieve this objective by identifying brands with favorable demographic appeal, being flexible in modifying products and promotions in response to changing consumer demands and developing creative and cost-effective marketing and advertising programs. We manufacture approximately half of our consumer products.

  We anticipate that the Company will continue to expand through a combination of brand acquisitions and internal growth. Since 1986, we have acquired approximately 20 brands, including the acquisition of DEXATRIM, ASPERCREME, CAPZASIN, SPORTSCREME and ARTHRITIS HOT, on December 21, 1998. We also acquired other brands during this period including BAN, GARLIQUE, MELATONEX, ECHINEX, PROPALMEX, REJUVEX, GOLD BOND, FLEX-ALL, ICY HOT, PHISODERM, BENZODENT, NORWICH, BULLFROG and ULTRASWIM. Our acquisition strategy is to identify brands that are embryonic or have unrealized potential, which can complement existing brands, and which can be among the leaders in attractive niche market segments. We also seek internal growth with programs designed to capitalize on the value of our existing brands and product line extensions, such as ICY HOT Arthritis Therapy Gel and GOLD BOND Medicated Foot Powder introduced in 1997 and GOLD BOND Medicated Lotion in 1998.

  The Company's principal executive offices are located at 1715 West 38th Street, Chattanooga, Tennessee 37409, and its telephone number is (423) 821-4571. Signal is a wholly-owned subsidiary of Chattem. Its principal executive offices are located at 1105 North Market, Suite 1300, Wilmington, Delaware 19890, and its telephone number is (302) 656-3950.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated:

                                        NINE MONTHS
                                           ENDED
                                        AUGUST 31,   YEARS ENDED NOVEMBER 30,
                                        ----------- ---------------------------
                                        1998  1997   1997   1996   1995   1994
                                        ----- ----- ------ ------ ------ ------
Ratio of earnings to fixed charges..... 2.2:1 1.8:1  1.7:1  1.4:1  1.3:1  1.3:1

  For purposes of calculating this ratio, "earnings" consist of the Company's consolidated income from continuing operations before income taxes, extraordinary items and fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and the portion of rental expense representative of the interest factor.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the debt securities, preferred stock, common stock and warrants registered hereunder (the "Securities") for general corporate purposes, including, among other things, the acquisition of new brands and the repayment of existing indebtedness.

                             PLAN OF DISTRIBUTION

  We may sell the Securities (i) through agents; (ii) through underwriters;
(iii) through dealers; (iv) directly to purchasers (through a specific bidding or auction process or otherwise); or (v) through a combination of any such methods of sale. We (directly or through agents) may sell, and the underwriters may resell, the Securities in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

  Agents designated by the Company from time to time may solicit offers to purchase the Securities. Agents involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment. An agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

  If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.

  If a dealer is utilized in the sale of the Securities, the Company or an underwriter will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

  Offers to purchase the Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

  We will indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. The terms and conditions of such indemnification or contribution will be described in the applicable Prospectus Supplement. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of business.

                             DESCRIPTION OF STOCK

  The summary of the terms of the stock of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the charter and bylaws of the Company and applicable law. See "Information Available to You."

GENERAL

  The Company has authorized 20,000,000 shares of common stock, without par value (the "Common Stock"), and 1,000,000 shares of preferred stock, without par value (the "Preferred Stock"). As of December 18, 1998, 9,585,772 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

PREFERRED STOCK

  The Board of Directors of the Company has the authority, without further action by the Company's shareholders, to determine the principal rights, preferences and privileges of the unissued Preferred Stock.

COMMON STOCK

  Subject to the preferential rights of any series of Preferred Stock that may be outstanding, all shares of Common Stock participate equally in any dividends declared by the Board of Directors and in the net assets of the Company on liquidation. Holders of shares of Common Stock are entitled to one vote for each share held of record and have no conversion, exchange, preemptive or cumulative voting rights. All outstanding shares of Common Stock are fully paid and nonassessable.

  The transfer agent and registrar for the Common Stock is the SunTrust Bank, Atlanta, Georgia.

                        DESCRIPTION OF DEBT SECURITIES

  The following sets forth certain general terms and provisions of each indenture under which the debt securities are to be issued (as amended or supplemented from time to time, each an "Indenture"). The particular terms of the debt securities being registered hereunder (the "Debt Securities") will be set forth in a Prospectus Supplement relating to such Debt Securities. The Debt Securities are to be issued under one or more Indentures, to be entered into between the Company and a trustee chosen by the Company and qualified to act under the Trust Indenture Act of 1939, as amended (the "TIA") (together with any other trustee(s) chosen by the Company and appointed in a supplemental indenture with respect to a particular series, the "Trustee"). The form of Indenture will be filed by the Company from time to time by means of an exhibit to Form 8-K and will be available for inspection at the corporate trust office of the Trustee, or as described above under "Information Available to You." The Indentures are subject to, and governed by, the TIA. The Company will execute an Indenture if and when the Company issues any Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures (including those terms made a part of the Indenture by reference to the TIA) and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures. References below to an "Indenture" are deemed to constitute a reference to the applicable Indenture under which a particular series of Debt Securities is issued.

GENERAL

  The Debt Securities will be unsecured obligations of the Company. The Debt Securities may be issued in one or more series. Specific terms of each series of Debt Securities will be contained in authorizing resolutions or a supplemental indenture relating to that series. There will be Prospectus Supplements relating to particular series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;
(v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global Debt Securities; (vii) any provisions regarding the right of the Company to redeem or purchase Debt Securities or of holders to require the Company to redeem Debt Securities; (viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities; (x) the percentage of the principal amount at which Debt Securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; (xi) the terms, if any, upon which Debt Securities may be subordinated to other indebtedness of the Company; (xii) any additions to, modifications of or deletions from the terms of the Debt Securities with respect to Events of Default or covenants or other provisions set forth in the Indenture; and (xiii) any other material terms of the Debt Securities, which may be different from the terms set forth in this Prospectus.

EVENTS OF DEFAULT AND REMEDIES

  An Event of Default with respect to any series of Debt Securities will be defined in the Indenture as being default in payment of the principal of or premium, if any, on any of the Debt Securities of such series; default for 30 days in payment of any installment of interest on any Debt Security of such series; default by the Company for 60 days after notice in the observance or performance of any other covenants in the Indenture relating to such series; and certain events involving bankruptcy, insolvency or reorganization of the Company. The Indenture will provide that the Trustee may withhold notice to the holders of any series of Debt Securities of any default (except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of Debt Securities) if the Trustee considers it in the interest of the holders of such series of Debt Securities to do so.

  The Indenture will provide that if any Event of Default has occurred and is continuing with respect to any series of Debt Securities, the Trustee or the holders of not less than a certain specified percentage in principal amount of such series of Debt Securities then outstanding may declare the principal of all the Debt Securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the Debt Securities of such series then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any continuing Default or Event of Default in payment of principal or interest) with respect to such series of Debt Securities. Holders of a majority in principal amount of the then outstanding Debt Securities of any series may rescind an acceleration with respect to such series and its consequences (except an acceleration due to nonpayment of principal or interest on such series) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series have been cured or waived.

  The holders of a majority in principal amount of the Debt Securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such series, subject to certain limitations specified in the Indenture.

DEFEASANCE OF INDENTURE

  The Indenture will permit the Company to terminate all of its obligations under the Indenture as they relate to any particular series of Debt Securities, other than the obligation to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations, at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

  In addition, the Indenture will permit the Company to terminate all of its obligations under the Indenture as they relate to any particular series of Debt Securities (including the obligations to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations) at any time by (i) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

TRANSFER AND EXCHANGE

  A holder will be able to transfer or exchange Debt Securities only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

  Subject to certain exceptions, the Indenture or the Debt Securities may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of at least a majority in principal amount of the Debt Securities of such series then outstanding, and any existing Default under, or compliance with any provision of the Indenture relating to a particular series of Debt Securities may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of such Debt Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of a majority in principal amount of the Debt Securities of such series then outstanding. Without the consent of any holder, the Company and the Trustee may amend or supplement the Indenture or the Debt Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; to make any change that does not adversely affect the legal rights of any holder; or to create a series and establish its terms.

  Without the consent of each holder affected, the Company and the Trustee may not (i) reduce the amount of Debt Securities of such series whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest; (iii) reduce the principal of or change the fixed maturity of any Debt Security or alter the provisions with respect to redemptions or mandatory offers to repurchase Debt Securities pursuant to certain covenants set forth in the Indenture; (iv) make any Debt Security payable in money other than that stated in the Debt Security; (v) modify the ranking or priority of the Debt Securities; or (vi) waive a continuing default in the payment of principal of or interest on the Debt Securities.

  The right of any holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any Debt Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to holders in accordance with the terms of the Indenture.

CONCERNING THE TRUSTEE

  The Indenture will provide that in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The Trustee may refuse to perform any duty or exercise any right or power under the Indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

                            DESCRIPTION OF WARRANTS

  The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Common Stock (the "Common Stock Warrants") or other securities issued by the Company or another issuer (the "Other Warrants," collectively with the Debt Warrants, the Preferred Stock Warrants and the Common Stock Warrants, the "Warrants"). Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

  The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the aggregate number of such Debt Warrants; (iii) the price or prices at which such Debt Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (v) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (viii) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (ix) a discussion of material federal income tax considerations, if any; and (x) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

  Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

PREFERRED STOCK WARRANTS, COMMON STOCK WARRANTS AND OTHER WARRANTS

  The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants, Common Stock Warrants, and Other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants;
(ii) the securities for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the number of such Warrants issued with each share of Preferred Stock, Common Stock or other securities of the Company or another issuer; (v) any provisions for adjustment of the number or amount of shares of Preferred Stock, Common Stock or other securities of the Company or another issuer receivable upon exercise of such Warrants or the exercise price of such Warrants; (vi) if applicable, the date on and after which such Warrants and the related Preferred Stock, Common Stock or other securities of the Company or another issuer will be separately transferable; (vii) if applicable, a discussion of material federal income tax considerations; (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants; (ix) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and (x) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities, shares of Preferred Stock or Common Stock, or amounts of other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

  Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities, shares of Preferred Stock or Common Stock or other securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                       CERTAIN PROVISIONS IN THE CHARTER

  The Company's Charter contains the following provisions which may have the effect of delaying or preventing a change of control of the Company: (i) the Charter provides that the Company's directors are divided into three classes, that only one class of directors is elected at each annual meeting and that each director is elected for a term of three years; (ii) the Charter provides that directors may be removed only for cause prior to the expiration of their terms; and (iii) the Charter requires that, in addition to any other vote ordinarily required by law, the affirmative vote of holders of not less than 75% of the outstanding shares of Common Stock shall be necessary to approve certain sales of Company assets, acquisitions, mergers, changes of control and other Business Combinations (as defined in the Company's Charter) unless the proposed Business Combination shall have been approved by a majority of the Continuing Directors (as defined in the Company's Charter) or certain measures designed to ensure the fair value is received by all shareholders are complied with. The provisions enumerated above may have the effect of deterring unsolicited acquisition proposals or delaying changes in control or management of the Company.

                                    EXPERTS

  The consolidated financial statements of Chattem, Inc. and the financial statements of Signal Investment & Management Co., incorporated by reference in this registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The financial statements of BAN as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

  The validity of the Securities will be passed upon for us by Miller & Martin LLP. If certain legal matters in connection with offerings made by this Prospectus are passed on by counsel for the underwriters of an offering of those Securities, that counsel will be named in the Prospectus Supplement relating to that offering.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses, other than underwriting discounts and commissions in connection with the offering of the Securities being registered, are set forth below. All of such expenses are estimates, except the Securities Act Registration fee.

      Securities Act Registration Fee.............................. $ 69,500.00
      Printing Fees................................................ $ 10,000.00
      Legal Fees and Expenses...................................... $ 25,000.00
      Accounting Fees and Expenses................................. $ 10,000.00
      Miscellaneous Expenses....................................... $  5,500.00
                                                                    -----------
        Total...................................................... $120,000.00
                                                                    ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 14(1) of Chattem's Amended and Restated Charter provides that no director of Chattem shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(iii) for distributions in violation of Section 48-18-304 of the Tennessee Code Annotated.

  Section 14(2) of Chattem's Amended and Restated Charter further provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter "indemnitee") whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except with respect to proceedings to endorse a right to indemnification under
Section 14(3) of the Company's Amended and Restated Charter, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. This right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition ("advancement expenses"); provided, however, that, if the Tennessee Business Corporation Act so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer or employee shall be made only upon (I) delivery of written affirmation of the indemnitee's good faith belief that any applicable standard of conduct required by the Tennessee Business Corporation Act has been met, and (ii) delivery of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this paragraph or otherwise (an "undertaking").

  Under Section 14(3) of Chattem's Amended and Restated Charter, if a claim is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit brought by the Company to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to also be paid the expense of prosecuting or defending such a suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking the corporation shall be entitled to such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, as amended.

  Neither the failure of the Company (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has failed to meet the applicable standard of conduct or be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to indemnification or advancement expenses shall be on the Company.

  Section 14(2) further provides that the rights to indemnification and to the advancement of expenses conferred therein shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Amended and Restated Charter or Amended and Restated By-laws, agreement, vote of shareholders or disinterested directors or otherwise.

  Article II, Section 5 of Chattem's By-Laws provides that any person made or threatened to be made a party to a suit or proceeding by reason of the fact that he or his intestate was, is, or shall be a director or officer or Audit Committee member of the Company or at the request of the Company a director or officer or Audit Committee member of another corporation controlled by the Company, shall be indemnified by the Company to the maximum extent and upon the conditions provided by the laws of the State of Tennessee, including Tennessee Code Annotated Sections 48-1-407 through 48-1-411.

ITEM 16. EXHIBITS

   1.1*Form of Underwriting Agreement
   1.2*Form of Distribution Agreement
   3.1Restated Charter of Chattem, Inc. (1)
   3.2Amended and Restated Bylaws of Chattem, Inc. (2)
   4.1(a)*Form of Senior Debt Securities Indenture
   4.1(b)*Form of Senior Subordinated Debt Securities Indenture
   4.1(c)*Form of Subordinated Debt Securities Indenture
   4.2*Form of Note
   4.3*Form of Warrant
   4.4*Form of Warrant Agreement
   5.1Opinion of Miller & Martin LLP
  12.1Statement of Computation of Ratios
  23.1Consent of Arthur Andersen LLP
  23.2Consent of PricewaterhouseCoopers LLP
  23.3Consent of Miller & Martin LLP (included in Exhibit 5.1)
  24.1Power of Attorney (included on signature page of this Registration Statement)
  25.1*Statement of Eligibility of Trustee on Form T-I
--------
 * To be filed by Current Report on Form 8-K to be incorporated herein by reference or by post-effective amendment.
(1) Incorporated by reference from Form 10-K for the year ended November 30, 1992.
(2) Incorporated by reference from Form 10-K for the year ended November 30, 1993.

ITEM 17. UNDERTAKINGS

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrants hereby further undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrants hereby further undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHATTANOOGA, STATE OF TENNESSEE, ON DECEMBER 21, 1998.

                                          Chattem, Inc.

                                                /s/ A. Alexander Taylor, II
                                          By: _________________________________
                                                  A. ALEXANDER TAYLOR, II
                                                         PRESIDENT

                       POWER OF ATTORNEY AND SIGNATURES

  WE, THE UNDERSIGNED OFFICERS AND DIRECTORS OF CHATTEM, INC., HEREBY SEVERALLY CONSTITUTE AND APPOINT ZAN GUERRY AND A. ALEXANDER TAYLOR, II, AND EACH OF THEM SINGLY, OUR TRUE AND LAWFUL ATTORNEYS WITH FULL POWER TO THEM, AND EACH OF THEM SINGLY, TO SIGN FOR US AND IN OUR NAMES IN THE CAPACITIES INDICATED BELOW, THE REGISTRATION STATEMENT ON FORM S-3 FILED HEREWITH AND ANY AND ALL PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS TO SAID REGISTRATION STATEMENT, AND GENERALLY TO DO ALL THINGS IN OUR NAMES AND ON OUR BEHALF IN OUR CAPACITIES AS OFFICERS AND DIRECTORS TO ENABLE CHATTEM, INC. TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING OUR SIGNATURES AS THEY MAY BE SIGNED BY OUR SAID ATTORNEYS, OR EITHER OF THEM, TO SAID REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS THERETO.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----
          /s/ Zan Guerry               Chairman of the Board of    December 21, 1998
______________________________________  Directors and Chief
              ZAN GUERRY                Executive Officer
                                        (Principal Executive
                                        Officer)

    /s/ A. Alexander Taylor II         President and Chief         December 21, 1998
______________________________________  Operating Officer,
        A. ALEXANDER TAYLOR II          Director

      /s/ Stephen M. Powell            Controller (Principal       December 21, 1998
______________________________________  Accounting Officer)
          STEPHEN M. POWELL

       /s/ Louis H. Barnett            Director                    December 21, 1998
______________________________________
           LOUIS H. BARNETT

      /s/ Richard E. Cheney            Director                    December 21, 1998
______________________________________
          RICHARD E. CHENEY

    /s/ Scott L. Probasco, Jr.         Director                    December 21, 1998
______________________________________
        SCOTT L. PROBASCO, JR.

       /s/ Samuel E. Allen             Director                    December 21, 1998
______________________________________
           SAMUEL E. ALLEN

      /s/ Robert E. Bosworth           Director                    December 21, 1998
______________________________________
          ROBERT E. BOSWORTH

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMINGTON, STATE OF DELAWARE, ON DECEMBER 21, 1998.

                                          Signal Investment & Management Co.

                                                /s/ A. Alexander Taylor, II
                                          By: _________________________________
                                                  A. ALEXANDER TAYLOR, II
                                                         PRESIDENT

                       POWER OF ATTORNEY AND SIGNATURES

  WE, THE UNDERSIGNED OFFICERS AND DIRECTORS OF SIGNAL INVESTMENT & MANAGEMENT CO., HEREBY SEVERALLY CONSTITUTE AND APPOINT A. ALEXANDER TAYLOR, II AND STEPHEN M. POWELL, AND EACH OF THEM SINGLY, OUR TRUE AND LAWFUL ATTORNEYS WITH FULL POWER TO THEM, AND EACH OF THEM SINGLY, TO SIGN FOR US AND IN OUR NAMES IN THE CAPACITIES INDICATED BELOW, THE REGISTRATION STATEMENT ON FORM S-3 FILED HEREWITH AND ANY AND ALL PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS TO SAID REGISTRATION STATEMENT, AND GENERALLY TO DO ALL THINGS IN OUR NAMES AND ON OUR BEHALF IN OUR CAPACITIES AS OFFICERS AND DIRECTORS TO ENABLE SIGNAL INVESTMENT & MANAGEMENT CO. TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING OUR SIGNATURES AS THEY MAY BE SIGNED BY OUR SAID ATTORNEYS, OR EITHER OF THEM, TO SAID REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS THERETO.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----
    /s/ A. Alexander Taylor II         President (principal        December 21, 1998
______________________________________  Executive Officer),
        A. ALEXANDER TAYLOR II          Director

      /s/ Stephen M. Powell            Vice President and          December 21, 1998
______________________________________  Treasurer (Principal
          STEPHEN M. POWELL             Accounting Officer),
                                        Director

       /s/ Hugh F. Sharber             Director                    December 21, 1998
______________________________________
           HUGH F. SHARBER

       /s/ Margaret Pulgini            Director                    December 21, 1998
______________________________________
           MARGARET PULGINI